Exhibit 10(a)
                  AGREEMENT AND PLAN OF MERGER

                             among


                      IES INDUSTRIES INC.,

                    WOK ACQUISITION COMPANY,

                      OKIE ENERGY COMPANY,

                     KEENER ENERGY COMPANY,

                       THOMAS M. ATKINSON

                              and

                        JOAN B. ATKINSON


                      Dated March 15, 1995




                       TABLE OF CONTENTS

                                                             Page
                  AGREEMENT AND PLAN OF MERGER


           AGREEMENT AND PLAN OF MERGER dated March 15, 1995 (together with the Schedules, Lists and Exhibits attached hereto, hereinafter referred to as the "Agreement"), among IES INDUSTRIES INC., an Iowa corporation ("Parent"), WOK ACQUISITION COMPANY, a Delaware corporation and a wholly-owned subsidiary of Parent ("WOK"), OKIE ENERGY COMPANY, an Oklahoma corporation ("OKIE"), KEENER ENERGY COMPANY, an Oklahoma corporation ("Keener") and THOMAS M. ATKINSON and JOAN B. ATKINSON (together, the "Sellers").

           WHEREAS, the Sellers are the record and beneficial owners of (i) all of the issued and outstanding shares of capital stock of OKIE (the "OKIE Shares") and (ii) all of the issued and outstanding shares of capital stock of Keener (the "Keener Shares");

            WHEREAS,  (i)  OKIE  and  Keener  are  hereinafter
collectively referred to as the "OKIE Companies" and individually as an "OKIE Company" and (ii) the OKIE Shares and the Keener Shares are hereinafter collectively referred to as the "Shares";

           WHEREAS, the respective Boards of Directors of Parent, WOK, OKIE and Keener (and in the case of the OKIE
Companies, the Sellers) deem it advisable and in the best interests of their respective shareholders to consummate the business combination transaction provided for herein in which OKIE and Keener would merge with and into WOK (the "Merger") (OKIE, Keener and WOK sometimes referred to herein as the "Constituent Corporations") with WOK continuing as the surviving corporation (the resultant corporation, as so merged, sometimes referred to herein as the "Surviving Corporation"), whereby the Shares will be converted into a right to receive common stock, without par value, of Parent ("Parent Common Stock") and any associated right (a "Parent Right") that may be issued pursuant to the Rights Agreement dated as of November 6, 1991. All references in this
Agreement to the Parent Common Stock to be received pursuant to the Merger shall be deemed to include the Parent Rights;

           WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue
Code of 1986, as amended (the "Code"); and

          WHEREAS, Parent, WOK, each of the OKIE Companies and the Sellers desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

I

                           THE MERGER

          .1        Closing.  The closing of the Merger (the "Closing")
will   take   place  at  the  offices  of  Whiting   Petroleum
Corporation,  Mile  High Center, 1700  Broadway,  Suite  2300,
Denver, Colorado at 10:00 a.m. (local time) on March 31,  1995 or on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections
9.1(a), 9.2(b) (other than the delivery of the officer's certificate referred to therein) and 9.3(b) (other than the delivery of the officer's certificate referred to therein) provided, that other closing conditions set forth in Article
IX have been met or waived as provided in Article IX at or prior to the Closing (the "Closing Date") unless another date or place is agreed to in writing by the parties hereto.

          .2        Effective Time of the Merger.  Subject to the
provisions of this Agreement, a certificate/articles of merger shall be duly prepared, executed and acknowledged by an appropriate officer or officers of each of the Constituent
Corporations   (the  "Articles  of  Merger")  and   thereafter
delivered on the Closing Date to the Secretary of State of each of the States of Delaware and Oklahoma for filing, as
provided   in  the  Delaware  General  Corporation  Law   (the
"Delaware GCL") and the Oklahoma General Corporation Act (the "Oklahoma GCA"), respectively, as soon as practicable on or after the Closing Date. The Merger shall become effective upon the filing of the Articles of Merger with each such Secretary of State or at such time thereafter as is provided in the Articles of Merger (the "Effective Time").

          .3        Effects of the Merger.  (a)  At the Effective Time,
(i)  the  separate existence of each of OKIE and Keener  shall cease  and  each of OKIE and Keener shall be merged  with  and into  WOK  with  WOK continuing as the Surviving  Corporation,
(ii)  the  Certificate of Incorporation of WOK  shall  be  the
Certificate  of  Incorporation of the  Surviving  Corporation,
(iii) the By-Laws of WOK as in effect immediately prior to the
Effective   Time  shall  be  the  By-laws  of  the   Surviving
Corporation and (iv) the Merger shall have all the effects provided by applicable law.

               (a)       At and after the Effective Time, the Surviving
Corporation   shall   possess  all  the  rights,   privileges,
immunities and franchises, of a public as well as of a private nature,  and  be subject to all the restrictions, disabilities and  duties of each of the Constituent Corporations;  and  all and singular rights, privileges, immunities and franchises  of each  of the Constituent Corporations, and all property, real, personal  and  mixed,  and all debts  due  to  either  of  the
Constituent   Corporations  on  whatever  account,   including
subscriptions  to shares and all other choses in  action,  and all and every other interest of or belonging to or due to each of  the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation, and all  property, rights, privileges, powers and franchises,  and
all   and   every  other  interest  shall  be  thereafter   as
effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of the Constituent Corporations, shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the extent as if said debts, liabilities and duties had been incurred by it.

          .4        Directors and Officers of the Surviving Corporation.
The  directors  and  officers  of  WOK,  from  and  after  the
Effective   Time,  shall  be  the  directors   and   officers,
respectively,  of  the  Surviving  Corporation   until   their
successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

II

        EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
       CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          .1        Manner of Converting Shares.  As of the Effective
Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Constituent Corporations or the Parent:

               (a) Capital Stock of WOK. The shares of common stock of WOK, $1.00 par value (the "WOK Common Stock"), which are issued and outstanding immediately prior to the Effective
Time, shall be unaffected by the Merger, and WOK shall remain a wholly-owned subsidiary of Parent.

               (b) Capital Stock of the OKIE Companies. Subject to the provisions of Section 2.2, (i) the OKIE shares shall be converted into the right to receive that number of fully  paid and  nonassessable shares of Parent Common  Stock  (the  "OKIE
Purchase  Shares") equal to One Million Three  Hundred  Thirty
Five  Thousand Nine Hundred Fifty Dollars ($1,335,950.00) (the
"OKIE Purchase Price") divided by the average closing price of
Parent  Common  Stock  on  the New York  Stock  Exchange  (the
"NYSE")  for  the  first  ten (10) of the  last  fifteen  (15)
trading  days  ending  March 31, 1995  (the  "Average  Closing
Price") and (ii) the Keener Shares shall be converted into the right  to  receive that number of fully paid and nonassessable shares  of  Parent Common Stock equal to Five  Hundred  Eighty
Nine   Thousand  Fifty  Dollars  ($589,050.00)  (the   "Keener
Purchase  Price")  divided by the average Closing  Price  (the
"Keener Purchase Shares").  (The OKIE Purchase Shares and  the
Keener  Purchase Shares are hereinafter collectively  referred to  as the "Purchase Shares").  As of the Effective Time,  all
OKIE  Shares  and  all  Keener  Shares  shall  no  longer   be
outstanding and shall automatically be canceled and retired and shall cease to exist, and the Sellers shall cease to have any right with respect to the Shares except the right to receive the Purchase Shares to be issued in consideration therefor upon the surrender of the Shares in accordance with, and subject to the provisions of, Section 2.2, without interest.

          .2        Exchange of Certificates.

               (a)       Delivery of the Shares.  At the Effective Time, the
Sellers shall deliver to Parent certificates representing  all of  the  Shares,  and upon delivery of such  certificates  the
certificates   and  the  Shares  represented   thereby   shall
forthwith be canceled.

               (b)       Payment of Purchase Price.  Upon delivery of
         the    Shares    pursuant    to    Section    2.2(a),
Parent shall (A) deliver to the Escrow Agent (as hereinafter defined) a certificate or certificates registered in the name of the Sellers representing that number of shares of Parent
Common  Stock  equal to twenty-five percent of  (i)  the  OKIE
Purchase Shares (the "OKIE Escrow Shares") and (ii) the Keener
Purchase Shares (the "Keener Escrow Shares") (in each case rounded to the nearest whole share) (the OKIE Escrow Shares and the Keener Escrow Share are hereinafter collectively referred to as the "Escrow Shares") and (B) deliver to the Sellers (i) a certificate or certificates representing that number of whole shares of Parent Common Stock equal to the number of Purchase Shares less the number of Escrow Shares,
(ii) a check representing any cash payable in lieu of fractional shares of Parent Common Stock included in the Purchase Shares and (iii) a check payable to Sellers in an amount equal to the cash dividends, if any, which would have been payable with relation to the Purchase Shares if they had been issued and delivered February 28, 1995.

               (c) Escrow. The OKIE Escrow Shares and the Keener Escrow Shares shall be deposited with the escrow agent (the
"Escrow  Agent") designated in and subject to the OKIE  Escrow
Agreement and the Keener Escrow Agreement, respectively, to be executed on or before the Closing Date substantially in the form of Exhibit A-1 and Exhibit A-2, respectively, (the
"Escrow Agreements").  The Escrow Agent shall hold the  Escrow
Shares as collateral agent for Parent, WOK, and any of their affiliates to secure the obligations of the Sellers hereunder.
The disposition of the Escrow Shares will be governed by the terms and conditions of the Escrow Agreements.

               (d) Restricted Securities. The Sellers understand that the shares of Parent Common Stock to be delivered by Parent pursuant  to  Sections 2.1(b) and 2.1(c) are characterized  as
"restricted  securities"  under the  Federal  securities  laws inasmuch  as  they  are being acquired in  a  transaction  not involving  a  public  offering and that under  such  laws  and applicable rules and regulations such securities may be resold without  registration under the Securities  Act  of  1933,  as
amended   (the  "Securities  Act")  only  in  certain  limited
circumstances. In this connection, the Sellers represent that they are familiar with Securities and Exchange Commission
("SEC") Rules 144 and 145, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

               (e) Legends. It is understood that the certificates evidencing the Purchase Shares shall bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE
SECURITIES UNDER SUCH ACT UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

           Notwithstanding the foregoing, Parent shall remove the legend referred to in this Section 2.2(e) upon the earliest of (1) a transfer of the Purchase Shares evidenced by such certificate pursuant to Rules 144 and 145 under the Securities Act, (2) the transfer of the Purchase Shares pursuant to an effective registration statement of Parent under the Securities Act and (3) the receipt by Parent or an opinion of counsel reasonably acceptable to Parent, of a "no-action" letter from the staff of the SEC, to the effect that the Purchase Shares are no longer restricted.

               (f) No Further Ownership Rights in the Shares. All shares of Parent Common Stock issued in the Merger upon conversion of the Shares in accordance with the terms hereof
(including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to the Shares. There shall be no further registration of transfers on the stock transfer books of any OKIE Company of the shares of each such OKIE Company which were outstanding immediately prior to the Effective Time.

               (g) No Fractional Shares. As provided in Section 2.2(b), no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of the Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. The value of any fractional shares of Parent computed above shall be paid by check.

          .3        Post-Closing Adjustment.

               (a) Preparation of the Closing Statement. As soon as reasonably practicable after June 30, 1995 (but not later than
July  31,  1995),  Parent  will prepare  a  statement  of  the aggregate  current assets (the "Current Assets") and aggregate
current  liabilities  (the  "Current  Liabilities")   of   the
combined  OKIE Companies as of February 28, 1995 (the "Closing
Statement") and shall deliver the Closing Statement to the Sellers. The Closing Statement (including any and all Taxes, other than income taxes, included therein) shall be prepared in accordance with principles of accrual basis accounting.

               (b) Review of Preliminary Closing Statement. The Closing Statement shall be binding and conclusive upon, and deemed accepted by, the Sellers unless the Sellers shall  have
notified   Parent   in  writing  of  any  objections   thereto
consistent with the provisions of this Section 2.3 within thirty (30) days after receipt thereof. The written notice under this Section 2.3(b) shall specify in reasonable detail each item on the Closing Statement that the Sellers dispute, and a summary of the Sellers' reasons for such dispute.

               (c) Disputes. Disputes between Parent and the Sellers relating to the Closing Statement that cannot be resolved by them  within thirty (30) days after receipt by Parent  of  the
notice   referred  to  in  Section  2.3(b)  may  be   referred
thereafter for decision at the insistence of either  party  to
Arthur   Andersen  &  Co.   If  Arthur  Andersen  &   Co.   is
unavailable, then parent and the Sellers shall select an independent nationally recognized accounting firm to decide the matter (Arthur Andersen & Co. or such other firm being referred to herein as the "Auditor"). Prior to referring the matter to the Auditor, the parties shall agree on the procedures to be followed by the Auditor (including procedures with regard to presentation of evidence). Such procedures shall not alter the accounting practices, principles and policies to be applied to the Closing Statement which will be those required by this Agreement. If the parties are unable to agree upon procedures before the end of thirty (30) days after referral of the dispute to the Auditor, the Auditor shall establish such procedures giving due regard to the intention of the parties to resolve disputes as quickly, efficiently and inexpensively as possible, which procedures may be, but need not be, those proposed by either party. The parties shall then submit evidence in accordance with the procedures established, and the Auditor shall decide the dispute in accordance therewith. The Auditor's decision on any matter referred to it shall be final and binding on the Sellers and Parent. The fee of the auditor shall be borne by the Sellers and Parent in equal portions, unless the Auditor decides, based on its determination with respect to the reasonableness of the respective positions of the parties, that the fee shall be borne in unequal proportions.

               (d) Final Closing Statement. The Closing Statement shall become final and binding upon the parties upon the earlier of (i) the failure by the Sellers to object thereto within the period permitted under Section 2.3(b), (ii) the agreement between Parent and the Sellers with respect thereto or (iii) the decision by the Auditor with respect to any disputes under Section 2.3(c). The Closing Statement, as adjusted pursuant to the agreement of the parties or the decision of the Auditor, when final and binding is referred to herein as the "Final Closing Statement".

               (e)       Purchase Price Adjustment.  As soon as practicable
(but not more than five business days) after the Final Closing
Statement  becomes  final and binding as provided  in  Section
2.3(d) (the "Adjustment Date"), the OKIE Purchase Price  shall be  increased by (i) the excess, if any, of the Current Assets over  the sum of Current Liabilities to the extent such excess does  not exceed $100,000.00 and (ii) eighty percent (80%)  of the  excess, if any, of the amount by which the Current Assets exceed  the Current Liabilities by more than $100,000.00  (the
"Purchase Price Increase") or decreased by the excess, if any, of  the sum of the Current Liabilities over the Current Assets
(the  "Purchase Price Decrease"), as the case may be  (each  a
"Purchase Price Adjustment").  The Purchase Price Increase, if
any,  shall be paid by parent to the Sellers on the Adjustment
Date  by (A) delivering to the Escrow Agent (pursuant  to  the
terms   of  the  OKIE  Escrow  Agreement)  a  certificate   or
certificates   registered  in  the   name   of   the   Sellers
representing  that  number  of fully  paid  and  nonassessable shares  (rounded to the nearest whole share) of Parent  Common
Stock  equal  to  twenty-five percent of  the  Purchase  Price
Increase divided by the Average Closing Price (the "Adjustment
Escrow  Shares")  and  (B)  by delivering  to  Sellers  (i)  a certificate or certificates representing that number of  fully paid  and  nonassessable shares (rounded to the nearest  whole share) of Parent Common Stock equal to seventy-five percent of the  Purchase  Price Increase divided by the  Average  Closing
Price  and (ii) a check representing any cash payable in  lieu of fractional shares of parent Common Stock resulting from the
payment  by  Parent  of  the  Purchase  Price  Increase.   The
Purchase Price Decrease, if any, plus an amount equal to any dividends or other distributions received by the Sellers on that number of Purchase Shares equal to the Purchase Price
Decrease divided by the Average Closing Price shall be paid by the Sellers to Parent on the Adjustment Date in immediately available funds by wire transfer to an account designated by Parent at such time.

               (f) Distributions on Adjustment Shares. In addition to the Purchase Price Increase, if any, to be paid by parent to the  Sellers pursuant to Section 2.3(e), the Parent shall  pay to  the  Sellers  by check an amount equal to  the  per  share dividends, if any, paid or payable by Parent on Parent  Common
Stock,  the record date for which was after February 28,  1995 but prior to the Adjustment Date, multiplied by that number of shares to be delivered by Parent pursuant to Section 2.3(e).

III

           REPRESENTATIONS AND WARRANTIES OF SELLERS

           The Sellers and the OKIE Companies represent and warrant to Parent and WOK as follows:

          .1        Organization, Standing and Power.  Each of the OKIE
Companies  is  a corporation duly organized, validly  existing and  in  good standing under the laws of the State of Oklahoma and  has  all requisite power and authority to own, lease  and operate  its  properties and to carry on its business  as  now being conducted, and is duly qualified and in good standing to transact business in each jurisdiction in which the nature  of its  business  or the ownership or leasing of  its  properties
makes   such  qualification  necessary  other  than  in   such
jurisdictions where the failure so to qualify would not have a Material Adverse Effect on such company. In this Agreement, a reference to any event having a "Material Adverse Effect" on any entity shall mean, any event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, operations, businesses or business prospects of such entity.

          .2        Capital Structure.  (a) As of the date hereof, the
authorized capital stock of (i) OKIE consists of 5,000 shares of common stock, $0.10 par value, of which, as of March 31, 1995, 5,000 shares will be issued and outstanding; and (ii)
Keener consists of 5,000 shares of common stock, $0.10 par value, of which, as of March 31, 1995, 5,000 shares will be issued and outstanding.

          (a) With respect to each of the OKIE Companies, (i) no shares of preferred stock, and (ii) no bonds, debentures, notes  or  other  indebtedness having the right  to  vote  (or convertible into securities having the right to vote)  on  any matters  on  which shareholders may vote ("Voting  Debt")  are
outstanding.   All  outstanding shares of  each  of  the  OKIE
Companies'  capital stock are validly issued, fully  paid  and nonassessable and are not subject to preemptive rights.  As of
the   date  of  this  Agreement  (except  pursuant   to   this
Agreement), there are no options, warrants, calls, rights, commitments or agreements of any character to which any of the OKIE Companies is a party or by which they are bound obligating any such company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of, or other equity interest in, such company or securities convertible or exchangeable for such shares, Voting Debt or other equity interests, or obligating such company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (b) All of the shares of each of the OKIE Companies are owned of record and beneficially by the Sellers. The Sellers have  good and valid title to such shares, free and  clear  of
any   and   all  liens,  encumbrances,  restrictions,  claims,
security interests or options. The Sellers have full legal right, power and authority to sell, transfer, convey and deliver the Shares to Parent in connection with the Merger.

          .3        No Subsidiaries or Equity Investments.  Except as
disclosed  on  Schedule 3.3, none of the OKIE Companies  owns, directly  or  indirectly, any capital stock  or  other  equity securities  of any corporation or has any direct  or  indirect
equity   or   ownership  interest,  including   interests   in
partnerships and joint ventures, in any other entity or business.

          .4        Authority of OKIE Companies and Sellers.

          (a) Each of the OKIE Companies has all requisite corporate power and authority to enter into this Agreement and
to  consummate  the  transactions  contemplated  hereby.   The
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of the OKIE Companies. This Agreement has been duly executed and delivered by each of the OKIE Companies and assuming this Agreement constitutes a valid and binding obligation of each Parent and WOK, constitutes a valid and binding obligation of each of the OKIE Companies enforceable in accordance with its terms.

          (b)       The Sellers have all requisite power and authority
to   enter   into   this  Agreement  and  to  consummate   the
transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sellers and assuming this Agreement constitutes a valid and binding obligation of Parent and WOK, constitutes a valid and binding obligation of the Sellers enforceable in accordance with its terms.

          .5        No Violation.  The execution and delivery of this
Agreement  does not, and the consummation of the  transactions contemplated hereby will not, conflict with, or result in  any violation of, or default (with or without notice or  lapse  of time,  or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss  of a  material benefit under, or the creation of a lien,  pledge, security  interest or other encumbrance on  assets  (any  such
conflict,    violation,   default,   right   of   termination,
cancellation   or   acceleration,   loss   or   creation,    a
"Violation"), pursuant to (i) any provision of the Articles of Incorporation or By-laws or other constituent documents of any of the OKIE Companies, (ii) any provision of any loan or credit agreement, note, mortgage, indenture, lease, Employee
Benefit Plans (as defined in Section 3.12) or other agreement, obligation, instrument, permit, concession, franchise, license to which the Sellers or any of the OKIE Companies is a party, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Sellers or any of the OKIE Companies or their respective properties or assets, which Violation, in the case of each of clauses (ii) and (iii), would have a Material Adverse Effect on any of the OKIE
Companies.

          .6        Consents and Approvals.  No consent, approval, order
or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign
(a "Governmental Entity"), is required by or with respect to the Sellers or any of the OKIE Companies in connection with the execution and delivery of this Agreement by the Sellers and each of the OKIE Companies or the consummation by the Sellers and each of the OKIE Companies of the transactions contemplated hereby, the failure to obtain which would have a Material Adverse Effect on any of the OKIE Companies except for:

          (i) the filing of the Articles of Merger with the Secretary of State of each of the States of Delaware and Oklahoma as provided in Section 1.2; and

          (ii)      such filings, authorization orders and approvals as
may   be  required  of  other  state  and  local  governmental
authorities  including, but not limited to, the  Oklahoma  Tax
Commission.

          .7        Financial Statements.  (a)  The Sellers have
furnished  Parent  with  copies  of  the  following  unaudited
financial  statements:   (i) balance  sheets  of  OKIE  as  of
December 31, 1993 and 1994; (ii) statements of income and statements of cash flows for OKIE for each of the fiscal years ended December 31, 1993 and December 31, 1994, (iii) balance sheet for Keener as of December 31, 1994 and (iv) statement of income and statement of cash flows for Keener for the fiscal year ended December 31, 1994 (the "Financial Statements"). The Financial Statements are complete and correct, were
prepared   in  accordance  with  principles  of   cash   basis
accounting   consistently  applied  throughout   the   periods
indicated,  and present fairly the financial position  of  the
respective   OKIE  Company.   The  Financial  Statements   are
attached hereto as Schedule 3.7. Since the date of its incorporation, neither of the OKIE Companies has made any material change in its methods of accounting for financial reporting purposes.

          .8        No Undisclosed Liabilities.  Except as and to the
extent set forth in the Financial Statements, Schedule 3.8, or, with respect to current liabilities incurred by any of the OKIE Companies after the date hereof, taken into account in calculating the Purchase Price Adjustment, none of the OKIE
Companies has any liabilities or obligations of any nature, whether or not accrued, absolute, contingent or otherwise (the
"Undisclosed Liabilities").

          .9        Books and Records.  The Sellers will make available
for inspection by Parent all the books of account relating  to the  business  of each of the OKIE Companies.  Such  books  of account  of  each  of  the  OKIE  Companies  reflect  all  the transactions and other matters required to be set forth  under principles  of cash basis accounting applied on  a  consistent
basis.   All  books and records of each of the OKIE  Companies
relating  to  the business and operations of  each  such  OKIE
Company shall be delivered by the Sellers to Parent at the Effective Time.

          .10       Litigation.  As of the date of this Agreement,
except as disclosed on Schedule 3.10, there is no suit, action or proceeding pending, or, to the knowledge of the Sellers, threatened against or affecting the Sellers or any of the OKIE Companies which could have a Material Adverse Effect on any of the OKIE Companies, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Sellers or any of the OKIE Companies which has or could have a Material Adverse Effect on any of the OKIE Companies.

          .11       Taxes.  (a)  Each of the OKIE Companies has timely
filed  when due all Tax returns required to be filed by either of  them and has paid all Taxes required to be paid in respect of  all  periods for which returns have been filed or are  due
(whether  or not shown as being due on any Tax returns).   The
most  recent  financial  statements  heretofore  delivered  to
Parent reflect that such financial statements were prepared in
accordance with the principles of cash basis accounting.   The
Sellers  have  paid  all  income Taxes  required  to  be  paid
relating  to  ownership of stock in the  OKIE  Companies.   No
material  deficiencies  for  any  Taxes  have  been  proposed, asserted  or  assessed against the Sellers relating  to  their ownership of stock in the OKIE Companies, or any of  the  OKIE
Companies,  and no audit of the Tax returns of the Sellers  or any  of the OKIE Companies is currently being conducted by any
Taxing  authority.  Copies of all Federal Tax returns required to  be  filed  by  the Sellers and each of the OKIE  Companies since  their respective dates of incorporation, together  with all schedules and attachments thereto, have been delivered  by the  Sellers to Parent.  None of the OKIE Companies is a party to,  is  bound by, or has any obligation under any Tax sharing or  similar Agreement.  For the purpose of this Agreement, the term  "Tax"  including, with correlative  meaning,  the  terms
"Taxes",  "Taxing", and "Taxable") shall include all  Federal, state,  local  and  foreign income, profits, franchise,  gross receipts,  payroll, sales, employment, use,  property,  gains, transfer, recording, license, value-added, withholding, excise
and   other  taxes,  duties  or  assessments  of  any   nature
whatsoever (whether payable directly or by withholding), together with any and all estimated Tax interest, penalties and additions to Tax imposed with respect to such amounts and any obligations in respect thereof under any Tax sharing, Tax allocation, Tax indemnity or similar agreement.

          (a) As provided on Schedule 3.11(b), each of the OKIE Companies made a valid election under the Code Section 1362 on the date indicated thereon to be treated as an "S corporation"
as defined in Code Section 1361(a)(1), which election has been in effect since the date indicated thereon without revocation, cessation  or  termination.  As provided on Schedule  3.11(b),
each   of  the  OKIE  Companies  made  valid  elections  under
applicable  state and local law on the date indicated  thereon to  be  treated as an "S corporation" or the equivalent, which elections,  if  any,  have  been in  effect  since  the  dates
indicated    thereon   without   revocation,   cessation    or
termination.

          (b) None of the Sellers or any of the OKIE Companies have taken or will take any action, nor failed to take or will nor have failed to take any action, that would result in the failure of the Merger to qualify as a tax-free reorganization within the meaning of Code Section 368(a).

          .12       Employee Benefit Matters.  (a)  At the Effective
Time, none of the OKIE Companies will have any employees. Except as set forth in Schedule 3.12(a), none of the OKIE Companies, nor any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which any of the OKIE Companies is a member ("Controlled Group") has at any time maintained or contributed to any employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any bonus, deferred compensation, incentive compensation, stock purchase, stock option, phantom stock, vacation, severance, or other plan, arrangement or understanding (whether or not in writing or legally binding) (all the foregoing being herein called the "Employee Benefit Plans").

          (a) Except as set forth in Schedule 3.12(b), (i) the consummation or announcement of any transaction contemplated
by   this  Agreement  will  not  (either  alone  or  upon  the
occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from any of the OKIE Companies to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (B) benefit under any Employee Benefit Plan being established or becoming accelerated, vested or payable and (ii) none of the OKIE Companies is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee, (B) any consulting contract with any person who prior to entering into such contract was a director or officer of any of the OKIE Companies or (C) any plan, agreement, arrangement or understanding similar to any other foregoing.

          .13       Labor Matters.  With respect to each of the OKIE
Companies, except as disclosed in Schedule 3.13, each of the following is true:

          (a) None of the OKIE Companies is a party to any collective bargaining agreement.

          (b) during the last five years, none of the OKIE Companies has been subject to a labor strike, National Labor Relations Board dispute, slowdown or stoppage and to the Sellers' best knowledge, none are threatened against any of the OKIE Companies;

          (c) there are no employees who are members of or represented by any labor union and, to the Sellers' best knowledge, there are no attempts of whatever kind and nature being made to organize any such employees;

          (d) no agreement (including any collective bargaining agreement), arbitration or court decision, decree or order or governmental order which is binding on any of the OKIE
Companies which in any way limits or restricts any such company from relocating or closing any of its operations;

          (e) there are no charges, administrative proceedings or formal complaints of discrimination (including but not limited to  discrimination based upon sex, age, marital status,  race,
national  origin,  sexual  preference,  handicap  or   veteran
status) pending or, to the Sellers' knowledge, threatened, or to the Sellers' knowledge, any investigation pending or threatened before the Equal Employment Opportunity Commission or any Federal, state or local agency or court;

          (f) no employee, including officers, has been paid compensation in excess of $43,500 during the year ended
December  31, 1994, or at an annual rate in excess of  $50,000 during the year that will end December 31, 1995.

          .14       Contracts and Commitments.  (a) Except with respect
to  Oil  and Gas Properties, Mineral Estates and Oil  and  Gas
Leases  (each  as  defined in Section 4.1),  Schedule  3.14(a)
sets  forth  each contract, agreement, or course of  dealings,
and   any   subcontracts   thereto  (written   or   unwritten)
outstanding  as of the date hereof to which any  of  the  OKIE
Companies is a party (other than any contract or agreement required to be disclosed on any other Schedule) and which:

          (i) involves future payment or receipt of cash or future performance or receipt of services or delivery or receipt of goods and materials, in each case with an aggregate value in excess of $10,000, including but not limited to sale and purchase agreements, distributorship and sales representative agreements and loan agreements, notes, and other financing documents or commitments to enter into any of the foregoing agreements;

          (ii) is a guarantee of indemnity in respect to indebtedness of any person (including any of the OKIE Companies, the Sellers, or any other Affiliate) which may involve a future payment or payments, in the aggregate, by any of the OKIE Companies in excess of $10,000 or is a mortgage, security agreement, or other arrangement intended to secure indebtedness of any person (including any of the OKIE Companies, the Sellers or any other Affiliate) in excess of $10,000 or creating an Encumbrance (as defined in Section 3.15) on any asset of any of the OKIE Companies; For purposes of this Agreement, the term
        "Affiliate" shall mean with respect to any party to this Agreement, any other individual, corporation, partnership, trust or unincorporated organization directly or indirectly controlling, controlled by, or under common control with such party. For purposes of this Agreement, the term "Affiliate" shall include, but not be limited to, the Sellers and directors and executive officers of any of the OKIE Companies.

          (iii)      is a lease with respect to personal property;

          (iv) is an agreement, indenture, or other instrument which contains restrictions with respect to the payment of dividends or any other distribution in respect of the capital stock of any of the OKIE Companies;

          (v) imposes a right of first refusal, option, or other restriction with respect to any assets of any of the OKIE
Companies;

          (vi) is a loan or advance to, or investment in, any person or an agreement, contract, or commitment relating to the making of any such loan, advance, or investment;

          (vii) is an agreement, contract, or commitment limiting the freedom of any of the OKIE Companies to engage in any line of business or to complete with any person; or

          (viii)     is a shareholders agreement or voting agreement.

               (b) Except as set forth in Schedule 3.14(b), each of the agreements set forth in Schedule 3.14(a) and the agreements or contracts of any of the OKIE Companies disclosed in any other
Schedule (the "Contracts") was entered into in a bona fide transaction in the ordinary course of business and is in full force and effect. The Sellers have heretofore delivered to parent complete and correct copies or descriptions (in the case of unwritten contracts) of the Contracts. There is not under any Contract: (i) any existing default by any of the OKIE Companies or, to the Sellers' best knowledge, by any other party thereto, or (ii) any event which, after notice or lapse of time or both, would constitute a default by any of the OKIE Companies, or to the Sellers' best knowledge, by any other party, or result in a right to accelerate or terminate or result in a loss of rights of any of the OKIE Companies;

          .15    Personal Property.  Schedule 3.15 sets forth a complete
list  of  all the personal property owned by each of the  OKIE
Companies with an original cost of more than $1,000.  Each  of the  OKIE  Companies has good and valid title to  all  of  its personal  property,  free and clear  of  all  pledges,  liens, charges, encumbrances, easements, defects, security interests,
claims,    options,   and   restrictions   of    every    kind
("Encumbrances").   Each of the OKIE  Companies  owns  or  has
valid  rights to use all of the assets currently used by  such
OKIE   Company.    The  machinery,  tools,  equipment,   field
vehicles, field assets and other physical assets of each of the OKIE Companies are in good working order, normal wear and tear excepted, are being used or are useful in the business of such OKIE Company at its present level of activity and are in an operating condition sufficient to conduct the business of such OKIE Company as now being conducted.

          .16    Real Property and Leases.  Except with respect to Oil
and  Gas  Properties, Mineral Estates and Oil and  Gas  Leases
(each  as  defined in Section 4.1), Schedule 3.16  sets  forth each  and  every  parcel of real property, leasehold  interest
held   by   each   of  the  OKIE  Companies.    In   addition,
documentation with respect to easements granted  in  favor  of each of the OKIE Companies is available for inspection at such
OKIE Company's offices.  Except as disclosed on Schedule 3.16, each  of  the OKIE Companies has good and marketable title  in fee  simple,  free  of any Encumbrances to the  real  property
listed   in   Schedule  3.16,  other  than  such  Encumbrances
disclosed in the respective Financial Statements or such Encumbrances which individually or in the aggregate would not have a Material Adverse Effect on any of the OKIE Companies.
Each of the OKIE Companies is in peaceful and undisturbed possession of each leasehold estate. There are no material defaults by any of the OKIE Companies as tenant under the leasehold estates. Except as disclosed in Schedule 3.16 all of the buildings, structures, improvements and fixtures used by or useful in the business of each of the OKIE Companies, owned or leased, are in a good state of repair, maintenance and operating condition and, except as so disclosed and, except for normal wear and tear, there are no defects with respect thereto which would impair the day-to-day use of any such buildings, structures, improvements or fixtures or which would subject any of the OKIE Companies to liability under applicable law.

          .17       Compliance With Law.

               (a) Except as set forth in Schedule 3.17(a), the operations and activities of each of the OKIE Companies have complied  and  are  in  compliance in all  respects  with  all applicable  Federal, state and local laws, including,  without limitation, health and safety statutes and regulations and all
Environmental Laws (as defined in Section 3.17(n)), including, without  limitation, all restrictions, conditions,  standards,
limitations,    prohibitions,    requirements,    obligations,
schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

               (b) Schedule 3.17(b) sets forth all Federal, state and local governmental licenses, permits and other authorizations
("Permits") of the business of each of the OKIE Companies and all reports of inspection of each of the OKIE Companies and their respective properties from January 1, 1989 to the date hereof under all applicable Federal, state and local health and safety laws and regulations; each of the OKIE Companies has heretofore delivered to parent complete and correct copies of all of the foregoing and applications relating thereto.

               (c) Except as set forth in Schedule 3.17(c), each of the OKIE Companies has obtained all Permits that are (i) required under all Federal, state and local laws, including the Environmental Laws, for the ownership, use and operation of each location owned, operated or leased by such OKIE Company
(the "Property") or (ii) otherwise necessary in the conduct of the business of such OKIE Company. Except as set forth in
Schedule 3.17(c), all such Permits are in effect, no appeal nor any other action is pending to revoke any such permit, and each of the respective OKIE Companies is in full compliance with all terms and conditions of all such Permits.

               (d) There have been no environmental studies made in the last five years relating to the Property or any other property or facility previously owned, operated or leased by any of the
OKIE  Companies.   The  Sellers have heretofore  delivered  to
Parent copies of any and all environmental studies previously conducted relating to the Property or any other property or facility previously owned, operated or leased by any of the OKIE Companies.

               (e) Except as set forth in Schedule 3.17(e), there is no civil, criminal or administrative action, suit, demand, claim,
hearing,   notice  of  violation,  investigation,  proceeding,
notice  or demand letter pending relating to any of  the  OKIE
Companies or the Property (or any other property or facility formerly owned, operated or leased by any of the OKIE
Companies), or, to the Sellers' best knowledge, threatened relating to any of the OKIE Companies or the Property (or any other such property or facility formerly owned, operated or leased by any of the OKIE Companies) and relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

               (f) Except as set forth in Schedule 3.17(f), none of OKIE Companies has and to the Sellers' best knowledge, no other  Person has, Released, placed, stored, buried or  dumped any Hazardous Substances, Oils, Pollutants or Contaminants  or
any other wastes produced by, or resulting from, any business,
commercial,   or   industrial   activities,   operations,   or
processes, on, beneath, or adjacent to the Property (or any other property or facility formerly owned, operated or leased by any of the OKIE Companies) except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of any of the OKIE Companies
(which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no Release of any such substances into the environment).

               (g) Except as set forth in Schedule 3.17(g), no Release or Cleanup occurred at the Property (or any other property or facility formerly owned, operated or leased by any of the OKIE
Companies) which could result in the assertion or creation of a lien on the Property by any Governmental Entity with respect thereto, nor has any such assertion of a lien been made by any Governmental Entity with respect thereto.

               (h) Except as set forth in Schedule 3.17(h), no employee of any of the OKIE Companies in the course of his or her employment with any such OKIE Company has been exposed to any Hazardous Substances, Oils, Pollutants, Contaminants or other substance, generated, produced or used by any such OKIE
Company which could give rise to any claim against any of the OKIE Companies.

               (i) Except as set forth in Schedule 3.17(i), none of the OKIE Companies has received any notice or order from any Governmental Entity advising it that any of the OKIE Companies is responsible for or potentially responsible for Cleanup or paying for the cost of Cleanup of any Hazardous Substances, Oils, Pollutants or Contaminants or any other waste or substance, and none of the OKIE Companies has entered into any agreements concerning such Cleanup, nor are the Sellers aware of any facts which might reasonably give rise to such notice, order or agreement.

               (j) Except as set forth in Schedule 3.17(j), the Property does not contain any: (a) underground storage tanks;
(b)  asbestos;  (c)  equipment  using  PCBs;  (d)  underground
injection  wells;  or  (e)  septic  tanks  in  which   process
wastewater or any Hazardous Substances, Oils, Pollutants or Contaminants have been disposed;

               (k)       Except as set forth in Schedule 3.17(k), with regard
to  the OKIE Companies and the Property (or any other property or  facility formerly owned, operated or leased by any of  the
OKIE  Companies),  there are no past or present  (or,  to  the
Sellers'   best   knowledge,   future)   events,   conditions,
circumstances,  activities, practices, incidents,  actions  or plans  which  may  interfere with  or  prevent  compliance  or continued compliance with the Environmental Laws as in  effect on  the date hereof or with any regulation, code, plan, order, decree,  judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give
rise   to  any  common  law  or  legal  liability  under   the
Environmental Laws, or otherwise form the basis of any  claim,
action,   demand,   suit,  proceeding,  hearing,   notice   of
violation, study or investigation, based on or related to  the
manufacture,   generation,  processing,   distribution,   use,
treatment, storage, place of disposal, transport or handling, or the Release or threatened Release into the indoor or outdoor environment by any of the OKIE Companies or a present or former facility of any of the OKIE Companies of any Hazardous Substances, Oils, Pollutants or Contaminants.

               (l) There are no former manufactured gas plant sites which were owned, operated or leased by any of the OKIE
Companies.

               (m) None of the OKIE Companies has entered into any agreement that may require it to pay to, reimburse, guaranty, pledge, defend indemnify or hold harmless any person for or against Environmental Liabilities and Costs.

               (n)       The following terms shall be defined as follows:

                         (A) Cleanup - means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Substances, Oils, Pollutants or Contaminants in the indoor or outdoor environment; (2) prevent the Release of Hazardous Substances, Oils, Pollutants or Contaminants so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances, Oils, Pollutants or Contaminants in the indoor or outdoor environment.

                         (B) Environmental Laws - means all foreign, Federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment
          (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances, Oils, Pollutants or Contaminants.

                         (C) Environmental Liabilities and Costs - means all liabilities, obligations, responsibilities, obligations to conduct Cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, including any Environmental Law, or arising from environmental, health or safety conditions, the Release or threatened Release of Hazardous Substances, Oils, Pollutants or Contaminants into the environment, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by any of the OKIE Companies including, without limitation, any of the foregoing incurred in connection with the conduct of any Cleanup.

                         (D) Hazardous Substances, Oils, Pollutants or Contaminants - means all substances defined as such in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

                         (E) Release - means, when used as a noun, any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or property, and when used as a verb, the occurrence of any Release.

          .18    Insurance.  (a)  Schedule 3.18 sets forth (i) each of
the  OKIE Companies' policies of insurance presently in  force
and,   including  without  limitation,  those  covering   such
company's  public  and product liability  and  its  personnel,
properties,   buildings,  machinery,   equipment,   furniture,
fixtures, and operations, specifying with respect to each such policy, the name of the insurer, type of coverage, term of policy, limits of liability and annual premium; (ii) each of the OKIE Companies' premiums, by year, by type of coverage, for the period since the respective dates of incorporation of each of the OKIE Companies based on information received from such company's insurance carrier(s); (iii) all outstanding insurance claims by each of the OKIE Companies for damage to or loss of property or income which have been referred to insurers or which such company believes to be covered by commercial insurance, together with the present status of each; (iv) general comprehensive liability policies carried by each of the OKIE Companies since 1989, including excess liability policies; and (v) any agreements, arrangements, or commitments by or relating to any of the OKIE Companies under which any such company indemnifies any other Person or is required to carry insurance for the benefit of any other
Person.

               (a) The insurance policies set forth in Schedule 3.18 are in full force and effect, all premiums with respect thereto  covering all periods up to and including the  Closing
Date shall be paid when due, and no notice of cancellation  or termination has been received with respect to any such policy.
Such   policies  are  sufficient  for  compliance   with   all
requirements of law and all agreements to which the respective
OKIE   Company   is  a  party;  are  valid,  outstanding   and
enforceable policies; provide adequate insurance coverage for the assets and operations of such company; will remain in full force and effect through the respective dates set forth in
Schedule 3.18 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

          .19       Suppliers and Customers.  Except as disclosed on
Schedule 3.19, no supplier, customer, distributor or sales representative of any of the OKIE Companies has canceled or otherwise terminated, or made any written threat to such company or to any of its Affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated hereby, its relationship with such company, or has at anytime after February 28, 1995, materially decreased its services or supplies provided to such company or its usage of the services or products of such company. Except as disclosed on Schedule 3.19, to the Sellers' best knowledge, no supplier, customer, distributor or sales representative of any of the OKIE Companies intends to cancel or otherwise terminate its relationship with such company or to materially decrease its services or supplies provided to such company or its usage of the services or products of such company.

          .20    Absence of Questionable Payments.  Except as disclosed
on Schedule 3.20, none of the OKIE Companies nor any director, officer, agent, employee, attorney-in-fact or other Person acting on behalf of any of the OKIE Companies, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of applicable law. Except as disclosed on
Schedule 3.20, none of the OKIE Companies nor any current director, officer, agent, employee, attorney-in-fact or other
Person acting on behalf of any of the OKIE Companies, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

          .21    Absence of Certain Changes or Events.  Except as
disclosed on Schedule 3.21, since the date of the most recent Financial Statements, each of the OKIE Companies has conducted its business only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any damage, destruction or loss, whether covered by insurance or not, which has, or insofar as reasonably can be foreseen in the future is reasonably likely to have, a Material Adverse Effect on any of the OKIE Companies; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the OKIE Companies' capital stock; or (iii) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a Material Adverse Effect on any of the OKIE Companies.

          .22    Disclosure.  (a)  No representations or warranties by
the Sellers in this Agreement, including the Schedules hereto, and no statement contained in any document (including, without limitation, the Financial Statements, Certificates,  or  other writings furnished or to be furnished by the Sellers or any of the  OKIE  Companies  to parent or any of its  representatives pursuant  to the provisions hereof or in connection  with  the transactions  contemplated hereby), contains or  will  contain any untrue statement of material fact or omits or will omit to
state   any   material  fact  necessary,  in  light   of   the
circumstances under which it was made, in order to make the statements herein or therein not misleading. There is no fact known to the Sellers which has or could have a Material
Adverse Effect on any of the OKIE Companies and which has not been set forth in this Agreement, the Financial Statements, or any Schedule, Exhibit, or certificate delivered, or to be delivered, in accordance with the terms hereof.

               (a) The Sellers have furnished or will cause to be furnished to Parent complete and correct copies of all
agreements,   certificates  of  compliance,  instruments   and
documents set forth on a Schedule, or to be set forth on a Schedule, or underlying a disclosure set forth on a Schedule.
Each of the Schedules will be complete and correct when delivered to Parent in accordance with the terms of this Agreement.

          .23    Sellers' Best Knowledge.  For the purposes of this
Article III, the term "Sellers' best knowledge", shall mean the best knowledge of the Sellers, collectively and each of them individually, after due inquiry.

IV

                     OIL AND GAS PROVISIONS

          .1        Definitions.

               (a) Oil and Gas Properties. The term "Oil and Gas Properties" shall mean all of the right, title and interest of any of the OKIE Companies in the following:

                    (i) All oil, gas and mineral estates; all leases, working interests, operating rights, royalties, overriding royalties, production payments, net profit interests, fee interests, and other estates and interests; as well as all Hydrocarbons and other minerals in place (the foregoing items are sometimes hereinafter referred to as the "Mineral
          Estates");

                    (ii) All property rights in and to other lands and properties by virtue of any pooling, unitization or communitization of the Mineral Estates;

                    (iii) All oil and gas wells and wellhead equipment, together with all improvements, personal property, and equipment located on the Mineral Estates including, without being limited to, all wells presently drilled, currently drilling, temporarily abandoned, or plugged and abandoned, and all casing, machinery, tanks, reservoirs, pipes, tubing, gauges, pumping plants, pumps, compression facilities, gathering systems, injection facilities, salt water disposal facilities, and any and all machinery and equipment of any kind or character whatsoever appurtenant to or used in connection with the production of Hydrocarbons or other minerals;

                    (iv) All severed and extracted Hydrocarbons and other minerals;

                    (v) All leases, agreements, unit agreements, operating agreements, easements, surface-use agreements, franchises, licenses, servitudes, and rights of every character which are useful or appropriate in exploring for, developing, operating, treating, storing, marketing, or transporting Hydrocarbons or other minerals (the foregoing items referred to in this Section 4.1(a)(v) are sometimes hereinafter referred to as to the "Oil and Gas Leases");

                    (vi) All governmental permits and approvals, whether federal, tribal, state, county, or local, which are useful or appropriate in exploring for, developing, operating, treating, storing, marketing, or transporting Hydrocarbons or other minerals (the foregoing items are sometimes hereinafter referred to as the "Oil and Gas Permits");

                    (vii) All accounts, contract rights, and general intangibles now or hereafter arising in connection with the production, treatment, storage, transportation, manufacture, or sale of Hydrocarbons or other minerals.

               (b) Hydrocarbons. The term "Hydrocarbons" shall mean all oil, gas, casinghead gas, and other solid, liquid, or gaseous hydrocarbons and associated and related minerals and substances.

          .2        Additional Lists.  The Sellers shall deliver to
Parent  true  and  complete Lists, as  of  the  date  of  this
Agreement   specifying  with  respect   to   the   businesses,
properties and assets of each of the OKIE Companies and obligations of each of the OKIE Companies with respect to the following:

                List A. Each and every oil and/or gas well included in the Oil and Gas Properties (identified by well name, number or other convenient means of identification) producing or capable of producing oil, gas or other hydrocarbons (hereinafter sometimes referred to as the "Wells"), and as to each such Well (i) the state and county in which the same is located, (ii) whether or not any of the OKIE Companies is the operator of such well, and if so, designating which OKIE Company (iii) the working, royalty, overriding royalty, or other interests of such company therein, (iv) the net revenue interests of such company therein, and (v) any production payments, net profits interests or like interests with respect thereto. (Inaccuracies as to these items shall not be deemed a breach of the obligations to deliver a true and complete list, provided such inaccuracies are not material to the business of such company.)

                List B. Each report of independent petroleum consultants in the possession of any of the OKIE Companies, as to the proved or probably reserves of such company as of December 31, 1990 or thereafter.

                List C. Each and every non-producing oil and/or gas property included in the Oil and Gas Properties identified by property number, lease number or other convenient means of identification, (except for oil and/or gas properties that, singly or in the aggregate, are not material to the business of any of the OKIE Companies taken as a whole) and as to each such property (i) the state and county in which the same is located, and (ii) the working, royalty, overriding royalty or other interests of such company therein.

               List D. Each current or proposed Authorization for Expenditure or document of similar character which is for an amount yet to be paid at the time of delivery of the List in excess of Ten Thousand Dollars ($10,000).

                List E. Each and every current or proposed contract or agreement for the sale of the share of any of the OKIE Companies of production from the Mineral Estates which involves or may involve the payment to such company of an aggregate amount in excess of Ten Thousand Dollars ($10,000) and which permits the sale of production at a price lower than the market price from time to time prevailing in the area in which such production occurs.

          .3     Representations and Warranties as to Oil and Gas
Properties.

               (a) Title. The OKIE Companies in the aggregate have Defensible Title (as hereinafter defined) to all material Oil and  Gas  Properties, subject to and except for the  Permitted
Encumbrances  (as  hereinafter  defined)  and  as   would   be
acceptable to a reasonably prudent operator of oil and gas properties.

                    (1) As used herein, the term "Defensible Title" shall mean (a) as to the Wells and Oil and Gas Leases, such title as will enable the OKIE Companies to receive not less than the net revenue interests set forth on List A of all Hydrocarbons and other minerals produced from the Wells, and which will obligate the OKIE Companies to bear costs and expenses relating to the maintenance, development, and operations of the Wells not greater than the working interests set forth on List A; and (B) as to the Oil and Gas Properties other than the Wells and Oil and Gas Leases, such title as will enable the OKIE Companies to use, possession, and enjoyment of such other Oil and Gas Properties as presently used, possessed and enjoyed.

                    (2) As used herein, the term "Permitted Encumbrances" shall mean:

                         (A) lessors' royalties, overriding royalties, division orders, reversionary interests and net profits interests and similar burdens which do not operate to reduce the net revenue interests in the Wells below those set forth on List A;

                         (B) the terms and conditions of the Oil and Gas Leases and all agreements, orders, instruments and declarations to which the Mineral Estates are subject and that are customary and acceptable in the oil and gas industry in the area of the particular property;

                         (C) liens arising under operating agreements, pooling, unitization or communitization agreements, and similar agreements of a type and nature customary in the oil and gas industry and securing payment of amounts not yet delinquent;

                         (D) liens securing payments to mechanics and materialmen, and liens securing payment of taxes or assessments, which liens are not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business;

                         (E) conventional rights of reassignment obligating the OKIE companies to reassign their interests in a portion of the Mineral Estates to a third party in the event the OKIE Companies intend to release or abandon such interest;

                         (F) calls on or preferential rights to purchase production at not less than prevailing prices;

                         (G) rights reserved to or vested in any Governmental Entity to control or regulate any of the Mineral Estates in any manner, and all applicable laws, rules, regulations and orders of any such Governmental Entity;

                         (H) easements, rights-of-way, servitudes, permits, surface leases, and other surface uses on, over or in respect of any of the Mineral Estates that are not such as to materially interfere with the operation, value or use thereof; and

                         (I) all other liens, charges, encumbrances, limitations, obligations, defects and irregularities affecting any portion of the Mineral Estates which would not have a material adverse effect on the operation, value, use and enjoyment thereof.

               (b) Oil and Gas Leases. As to each of the Oil and Gas Leases material to the operation of the businesses of the OKIE
Companies taken as a whole:

                    (1) such Oil and Gas Lease has been maintained according to its terms in all material respects and is in full force and effect;

                    (2) the OKIE Companies are not in material breach or default with respect to any of their material obligations under such Oil and Gas Lease;

                    (3) all material payments, including any and all royalties, required to be made under such Oil and Gas Lease by OKIE Companies have been paid; and

                    (4) no third party to any such Oil and Gas Lease is in breach or default with respect to its obligations thereunder, which default would have a material adverse effect on the operation, value, use or enjoyment of the Mineral Estates.

               (c) Oil and Gas Permits; Compliance with Applicable Laws. As to the OKIE Companies:

                    (1) except for permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, would not adversely affect the operation, value, use and enjoyment of the Mineral Estates, all necessary governmental permits, licenses, variances, exemptions, orders and approvals have been obtained for the conduct of the oil and gas business of each of the OKIE Companies;

                    (2) all of the Oil and Gas Permits are in good standing and full force and effect, except for Permits which are not material to the operation of the business of any of the OKIE Companies, taken as a whole;

                    (3) the OKIE Companies are in compliance with the terms of the Oil and Gas Permits, except where the failure so to comply would not have a material adverse effect on any of the OKIE Companies;

                    (4) the oil and gas businesses of the OKIE Companies are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and insofar as reasonably can be foreseen, in the future will not, have a material effect on any of the OKIE Companies;

               (d)       Prepayment for Production.  The OKIE Companies are
not  obligated  by virtue of any prepayment arrangement  under any  contract  for the sale of Hydrocarbons and  containing  a
"take  or  pay"  or  similar provision, a production  payment,
"make-up"  or  any  other arrangement to deliver  Hydrocarbons produced from the Minerals Estates at some future time without then or thereafter receiving full payment therefor.  Except as set  forth on Schedule 4.3(d), there are no Mineral Properties as  to  which  any  of  the OKIE Companies  is  either  "over-
produced"  or  "under-produced"  which,  singly  or   in   the
aggregate, would have a material adverse effect on the business of any of the OKIE Companies.

V

        REPRESENTATIONS AND WARRANTIES OF PARENT AND WOK

           Each of Parent and WOK represents and warrants to the Sellers and each of the OKIE Companies as follows:

          .1        Organization, Standing and Power.  Each of Parent
and WOK is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          .2        Capital Structure.  As of the date hereof, the
authorized  capital  stock of Parent  consists  of  48,000,000
shares  of  Parent  Common  Stock  and  5,000,000  shares   of
cumulative preferred stock, no par value, of Parent ("Parent Cumulative Preferred Stock"). At the close of business on January 31, 1995, (i) 28,865,168 shares of parent Common Stock
were   outstanding,  (ii)  no  shares  of  Parent   Cumulative
Preferred Stock were outstanding, (iii) no shares of parent Common Stock were held by parent in its treasury or by its wholly-owned Subsidiaries, and (iv) there were no Voting Debt securities of parent issued or outstanding. As of the date hereof, the authorized capital stock of WOK consists of 1,000 shares of WOK Common Stock, 100 of which are issued and outstanding and are owned by Parent. All outstanding shares of Parent Common Stock and WOK Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the date of this Agreement, except pursuant to this Agreement and the Parent Shareholder Rights Plan dated as of November 6, 1991, and except for shares of Parent Common Stock reserved for issuance pursuant to the
Parent's  Dividend  Reinvestment  and  Stock  Purchase   Plan,
Employee Stock Purchase Plans, Long-Term Incentive Plan of 1987, Employee Savings Plan, Parent bonus Stock Ownership Plan and Whiting Stock Option Plan (2,319,467 shares at January 31,
1995) (the "Parent Stock Plans"), there are no options, warrants, calls,rights, commitments or agreements of any character to which parent or any Subsidiary of Parent is a party or by which it is bound obligating Parent or any Subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt, securities of Parent or any Subsidiary of Parent, or obligating parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right or agreement.

          .3        Corporate Authority.  Parent and WOK have all
requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated
hereby.   The  execution,  delivery and  performance  of  this
Agreement   and   the   consummation   of   the   transactions
contemplated hereby have been duly authorized by all necessary
corporate  action  on  the  part  of  Parent  and  WOK.   This
Agreement  has been duly executed and delivered by parent  and
WOK,   as  the  case  may  be,  and  assuming  this  Agreement
constitutes a valid and binding obligation of the Sellers and each of the OKIE Companies, constitutes a valid and binding obligation of Parent and WOK enforceable in accordance with its terms.

          .4        No Violation.  The execution and delivery of this
Agreement  does not, and the consummation of the  transactions contemplated hereby will not result in any Violation  pursuant to  (i) any provision of the Articles of Incorporation or  By-
Laws  of  Parent or WOK, or (ii) any provision of any loan  or credit  agreement, note, mortgage, indenture, lease, or  other
agreement,   obligation,   instrument,   permit,   concession,
franchise, license or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or WOK or their respective properties or assets, which Violation, in the case of each of clauses (ii) and (iii), would have a Material Adverse Effect on Parent, WOK and Parent's subsidiaries taken as a whole.

          .5        Consents and Approvals.  No consent, approval, order
or  authorization of, or registration, declaration  or  filing with,  any Governmental Entity is required by or with  respect to  parent,  WOK or any of Parent's Subsidiaries in connection with  the  execution and delivery of this Agreement by  Parent and  WOK  or  the  consummation  by  Parent  and  WOK  of  the transactions contemplated hereby, the failure to obtain  which would  have  a  Material Adverse Effect  on  Parent,  WOK  and
Parent's  Subsidiaries, taken as a whole, except for  (i)  the filing  of  such  documents with, and the  obtaining  of  such orders from the various state authorities that are required in
connection   with  the  transactions  contemplated   by   this
Agreement and (ii) other such filings, authorizations, orders, and approvals of state and local government authorities.

          .6        Parent SEC Documents.  Parent has made available to
the Sellers a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by
Parent  with the SEC since January 1, 1991 (as such  documents have  since the time of their filing been amended, the "Parent
SEC  Documents")  which  are  all the  documents  (other  than preliminary  material) that Parent was required to  file  with the  SEC  since  such date under the Securities  Act  and  the
Securities  Exchange  Act of 1934, as amended  (the  "Exchange
Act").  As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the
Securities  Act or the Exchange Act, as the case may  be,  and the  rules  and regulations of the SEC promulgated  thereunder applicable  to  such Parent SEC Documents,  and  none  of  the
Parent  SEC  Documents  contained any untrue  statement  of  a material fact or omitted to state a material fact required  to be stated therein or necessary to make the statements therein, in  the light of the circumstances under which they were made, not  misleading.  The financial statements of Parent  included in  the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and with  the published  rules  and  regulations of  the  SEC  with  respect thereto,  have  been  prepared in  accordance  with  generally accepted  accounting principles applied on a consistent  basis during the periods involved (except as may be indicated in the notes thereto, or in the case of the unaudited statements,  as permitted  by  Form  10-Q  of  the  SEC)  and  fairly  present
(subject, in the case of the unaudited statements, to  normal,
recurring   audit  adjustments)  the  consolidated   financial
position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

          .7        Absence of Certain Changes or Events.  Except as
disclosed in the Parent SEC Documents filed prior to the  date of  this  Agreement  or in the unaudited consolidated  balance sheet of Parent and its subsidiaries as at September 30, 1993, and  the related consolidated statements of income, cash flows
and   changes  in  shareholders'  equity  (the  "Parent   1993
Financials"), true and correct copies of which have been delivered to the Sellers, or as otherwise contemplated by this Agreement, since the date of the Parent 1993 Financials, Parent and its subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any damage, destruction or loss, whether covered by insurance or not, which has, or insofar as reasonably can be foreseen in the future is reasonably likely to have, a Material Adverse Effect on Parent and its subsidiaries taken as a whole; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to  any of parent's or its subsidiaries' capital stock, except for  regular cash dividends on Parent Common Stock and  Parent
Cumulative   Preferred  Stock;  or  (iii)   any   transaction,
commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having of which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a Material Adverse Effect on parent and its subsidiaries taken as a whole.

          .8        Interim Operations of WOK.  WOK was formed solely
for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

VI

           COVENANTS RELATING TO CONDUCT OF BUSINESS

           During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement, or to the extent that the parties shall otherwise consent in writing), the Sellers, each of the OKIE Companies, Parent and WOK each agree that:

          .1        Ordinary Course.  Except as contemplated by Sections
8.10, 8.11 and 8.12, each of the OKIE Companies shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organization, and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

          .2        Dividends; Changes in Stock.  Neither of the OKIE
Companies shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire any shares of its capital stock.

          .3        No Issuance of Securities.  Neither of the OKIE
Companies shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares.

          .4        Constituent Documents.  Neither of the OKIE
Companies shall amend or propose to amend its Articles of Incorporation or its By-Laws.

          .5        No Acquisitions.  Neither of the OKIE Companies
shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets not in the ordinary course of business.

          .6        No Dispositions.  Neither of the OKIE Companies
shall sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of,any of its assets, which are material, individually or in the aggregate.

          .7        No Indebtedness.  Neither of the OKIE Companies
shall incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such company or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

          .8        No Solicitations.  The Sellers shall not, nor shall
they  permit  any  of  the  OKIE Companies  or  any  of  their respective  officers, directors or employees or any investment banker,  financial  advisor,  attorney,  accountant  or  other representative to solicit or encourage (including  by  way  of
furnishing   information)  or  take  any   other   action   to
facilitate, any inquiries or the making of any proposal  which constitutes,  or may reasonably be expected to  lead  to,  any
Alternate  Proposal,  or  agree to or  endorse  any  Alternate
Proposal.   "Alternate  Proposal"  shall  mean  any  offer  or
proposal   for  a  merger,  consolidation  or  other  business
combination involving any of the OKIE Companies or any offer or proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of any of the OKIE Companies other than the transactions contemplated by this Agreement. The Sellers shall promptly orally, and within five (5) business days in writing, advise Parent of any such inquiries or Alternate Proposals.

          .9        No Actions.  Except as may be required by law, no
party shall take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made or in any of the conditions to the Merger set forth in Article IX not being satisfied.

          .10    Advice of Changes; Filings with Governmental Entities.
Each  party shall confer on a regular and frequent basis  with the  other, report on operational matters and promptly  advise the other of any change or event having, or which, insofar  as reasonably  can  be foreseen, could have, a  Material  Adverse
Effect  on such party and its subsidiaries taken as  a  whole.
Each  party  shall promptly provide the other  party  (or  the other  party's  counsel) copies of all filings  made  by  such party  with  any  state  or  Federal  Governmental  Entity  in
connection   with   this   Agreement  and   the   transactions
contemplated hereby.

          .11    Employee Benefit Covenant.  Except as contemplated by
Section 8.12, during the period from the date of this Agreement and continuing until the Effective Time, the Sellers and each of the OKIE Companies agree that they will not, without the prior written consent of Parent, (i) enter into, adopt, amend (except as may be required by law) or terminate any agreement, arrangement, benefit plan or policy between any of the OKIE Companies and one or more of their respective directors, officers or employees or (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee or (iii) pay any benefit not required by any arrangement as in effect as of the date hereof or (iv) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

          .12    Tax Covenant.  (a)  During the period from the date of
this Agreement and continuing until the Effective Time the Sellers agree, and agree to cause each of the OKIE Companies,
(i) to file all tax returns required to be filed by them and to pay all Taxes required to be paid, whether or not shown on such returns, (ii) not, except in the ordinary course of business consistent with prior practice, to make any Tax election or settle or compromise any Tax liability, (iii) not to take any action, or not to fail to take any action, that may result in the termination, revocation or cessation of any elections described in Schedule 3.11(b), and (iv) not to take any action, or not to fail to take any action, that would result in the failure of the Merger to qualify as a tax-free reorganization within the meaning of Code Section 368(a).
During the period from the date of this Agreement and continuing until the Effective Time, the Sellers and each of the OKIE Companies agree not to take any action, or fail to take any action, that may result in any of the consequences described in the preceding sentence.

               (a) From and after the Effective Time, Sellers agree to pay any and all Taxes (other than income taxes relating to net cash received from and after the Effective Time which relates to production and expenses for any period ending on or prior to the Effective Time) imposed on or relating to any of the OKIE Companies for, or relating to, any period ending on or prior to the Effective Time or, with respect to any period that does not end on or prior to the Effective Time, the portion of such period through the Effective Time.

VII

                            REMEDIES

          .1        Survival of Representations and Warranties.  All of
the representations and warranties of parent, WOK, the Sellers and  each  of  the OKIE Companies contained in this  Agreement shall  survive the Effective Time and continue in  full  force and  effect for a period of two (2) years thereafter provided, however,  that  the  representations  and  warranties  of  the
Sellers  and each of the OKIE Companies set forth  in  Section
3.11  with  respect  to  any Taxes  shall  survive  until  the expiration of the statute of limitations for the assessment or
collection   of   any   such   Tax.    Parent's   claim    for
indemnification under Section 7.2 hereof for a breach of any representation or warranty shall be made prior to the date on which such survival period expires, it being understood that claims made by Parent or any Parent Indemnitee (as defined below) in writing on or prior to such expiration date shall survive such expiration date.

          .2        Indemnification Provisions for Benefit of Parent.

               (a) Indemnification by Sellers. With respect to each of OKIE and Keener, the Sellers agree to indemnify Parent, any of its  affiliates, their respective officers and  directors  and their  successors  and  permitted assigns  (collectively,  the
"Parent  Indemnitees") from and against the  entirety  of  any
Adverse  Consequences (as hereinafter defined and in the  case of  OKIE (the "OKIE Adverse Consequences") and in the case  of
Keener  (the "Keener Adverse Consequences")) any of the Parent
Indemnitees may suffer through and after the date of the claim for indemnification (including any Adverse Consequences any of the  Parent  Indemnitees  may suffer  after  the  end  of  any applicable  survival period) resulting from, arising  out  of, relating to, in the nature of, or caused by:

                    (i) a breach by the Sellers or any such OKIE Company of any of their representations, warranties, or covenants (other than those contained in Section 3.17 hereof) contained herein
          (other than a misrepresentation or breach of warranty that (A) Parent or Parent Indemnittee knew of at the Effective Time or
          (B) was waived in writing by Parent) or failure to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder;

                    (ii) each and every item set forth in Schedules 3.17(a) through (k); (A) the actual, alleged or threatened Release, storage, transportation, treatment or generation of Hazardous Substances, Oil, Pollutants or Contaminants generated, stored, used, disposed of, treated, handled or shipped by any such OKIE Company or any prior owner of the Property on or before the Effective Time; (B) any Cleanup of Hazardous Substances,
          Oils, Pollutants or Contaminants Released, disposed of or discharged (x) on, beneath or adjacent to the Property prior to or on the Effective Time or (y) at any other location if such substances were generated, used, stored, disposed of, treated, transported or Released by any of the OKIE Companies or any prior owner of the Property prior to or on the Effective Time; (C) the installation of any pollution control equipment or other equipment to bring the facility into compliance with any Environmental Law if such equipment is installed because the facility was not in compliance with any Environmental Laws as of the Effective Time; and (D) a breach by the Sellers or any such OKIE Company of any of their representations, warranties, or covenants contained in Section
          3.17 hereof;

                    (iii) any and all Taxes imposed on or relating to any such OKIE Company (other than income taxes relating to net cash received from and after the Effective Time which relates to production and expenses for any period ending on or prior to the Effective Time) (whether directly or as a result of any failure on the part of the Sellers to pay any income Taxes relating to ownership of stock in such OKIE Company) for, or relating to, any taxable period ending on or prior to the Effective Time or, with respect to a taxable period that does not end on or prior to the Effective Time, the portion of such period through the Effective Time;

                    (2) any and all actions, suits, proceedings, claims or demands, incident to any of the foregoing or such indemnification;

provided that the Merger occurs and that Parent or other Parent Indemnitee makes a written claim for indemnification against the Sellers pursuant to Section 7.4 below within the survival period provided for in Section 7.1 above. For purposes of this Agreement, "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, reasonable amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including, without limitation, Environmental Liabilities and Costs, any and all expenses incurred in enforcing or seeking to enforce a claim under Article VII, out-of-pocket costs, reasonable court costs and all reasonable attorneys' and accountants' fees and expenses.

               (b) Certain Limitations. Notwithstanding the foregoing, the Parent Indemnitees must (i) with respect to OKIE Adverse
Consequences, first proceed against the Adjusted  OKIE  Escrow
Shares (pursuant to the terms of the OKIE Escrow Agreement) and (ii) with respect to Keener Adverse Consequences, first proceed against the Keener Escrow Shares (pursuant to the terms of the Keener Escrow Account), and in each case can proceed against the respective Escrow Assets only, before having recourse against the Sellers.

          .3        Indemnification Provisions for Benefit of Sellers.
In   the  event  the  Parent  or  WOK  breaches  any  of   its
representations,  warranties  or  covenants  contained  herein
(whether  or  not  the  Merger  occurs),  then  Parent   shall
indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach.

          .4        Matters Involving Third Parties Other Than Cleanup.

               (a) If any third party shall notify Parent, WOK or the Sellers (the "Indemnified Party") with respect to any matter
(a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying
Party") under this Article VII, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party is thereby prejudiced (and then solely to the extent the Indemnifying Party thereby is prejudiced).

               (b) Except in claims seeking equitable relief from the Indemnified Party and except as set forth in Section 7.5 below,  any Indemnifying Party will have the right  to  assume the defense of the Third Party Claim with counsel of their  or its choice reasonably satisfactory to the Indemnified Party at any time within fifteen (15) days after the Indemnifying Party has  given notice of the Third Party Claim; provided,  however that  the Indemnifying Party must acknowledge in writing their or  its  obligation  to indemnify the Indemnified  Party  with respect to such Third Party Claim and must conduct the defense of the Third Party Claim actively and diligently thereafter in order  to  preserve their or its rights in  this  regard;  and
provided  further  that  the  Indemnified  Party  may   retain
separate co-counsel at their or its sole cost and expense and participate in the defense of the Third Party Claim.

               (c) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 7.4(b) above, (i) the Indemnifying Party will not consent  to  the  entry  of any judgment  or  enter  into  any settlement  with respect to the Third Party Claim without  the prior  written consent of the Indemnified Party  (which  shall not be unreasonably withheld) unless, in the case of any Third
Party  Claim  other than one regarding Taxes, the judgment  or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an  injunction or other equitable relief upon the  Indemnified
Party, and (ii) the Indemnified Party will not consent to  the entry  of  any  judgment  or enter into  any  settlement  with respect  to  the Third Party Claim without the  prior  written
consent  of  the  Indemnifying  Party  (which  shall  not   be
unreasonably withheld).

               (d) In the event none of the Indemnifying Parties assumes and conducts the defense of the Third Party Claim in
accordance  with  Section  7.4(b)  above,  however,  (i)   the
Indemnified Party may defend against, and consent to the entry of  any judgment or enter into any settlement with respect to, the  Third Party Claim in any manner they or it reasonably may deem  appropriate (and the Indemnified Party need not  consult with,  or  obtain any consent from, any Indemnifying Party  in connection therewith), and (ii) the Indemnifying Parties  will
remain   responsible   for   any  Adverse   Consequences   the
Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party
Claim to the fullest extent provided in this Article VII.

          .5        Claims Involving Cleanup.  If any Third Party Claim
relating to Cleanup, including but not limited to a claim by any government or governmental agency, shall be made or threatened against any Parent Indemnitee or if any claim shall be made by any Parent Indemnitee against the Sellers relating to Cleanup, then notice thereof shall be given as provided in
Section  7.4(a)  hereof.  Subject to the  provisions  of  this
Section 7.5, Parent shall have the right to manage and control any such Cleanup, to negotiate with respect to Cleanup with any government or governmental agency and such third party claimants, and to conduct any such Cleanup, subject to the following:

               (a)       The Sellers shall have the right to participate
fully  in any negotiations between Parent and any third  party regarding  the scope and nature of such Cleanup.  The  Sellers shall  have  the right to review and comment upon any  report, workplan or any other document that Parent proposes to  submit to  any  third party regarding any Cleanup prior  to  Parent's submittal and Parent shall use commercially reasonable efforts to  provide the Sellers with a draft of such report,  workplan or other document at least five (5) business days prior to the date  on  which  such  report, workplan or  document  must  be
finalized  or  submitted.   Parent  agrees  to  consider   all
comments  of  Sellers with regard to said report, workplan  or
document   in  good  faith.   Notwithstanding  the  foregoing,
nothing herein shall limit Parent's right to conduct any such Cleanup.

               (b) Parent shall promptly and at its own expense provide the Sellers with final copies of all reports, workplans and any other documents received from or provided to any third party, including but not limited to, any government or governmental agency.

          .6        Determination of Adverse Consequences.  The parties
shall make appropriate adjustments for insurance coverage and take into account the time cost of money (using the Applicable
Rate (as hereinafter defined) as the discount rate) in determining Adverse Consequences for purposes of this Article
VII. All claims hereunder shall be computed with regard to the present value of all future tax benefits and detriments associated therewith but only to the extent such tax benefits or detriments are actually received and the future value of the same can be computed with reasonable accuracy. No claims shall be made for matters adequately covered by insurance (or matters which would have been covered if the insurance referred to in Section 3.18 had been maintained) or other indemnification. The Parties waive subrogation rights against each other with respect to all matters as to which an insurance recovery shall have been actually received after the Effective Time. For purposes of this Agreement, "Applicable
Rate" means the corporate base rate of interest announced from time to time by Norwest Bank Colorado, N.A. plus one percent
(1%) per annum.

VIII

                     ADDITIONAL AGREEMENTS

          .1        Access to Information; Confidentiality.  Upon
reasonable notice, the Sellers shall afford to the officers, employees, accountants, counsel and other representatives of Parent, reasonable access, during normal business hours during the period prior to the Effective Time, to all properties, books, contracts, commitments and records of each of the OKIE Companies and, during such period, the Sellers shall furnish promptly to Parent all information concerning the business, properties and personnel as Parent may reasonably request. Unless otherwise required by law, Parent shall hold any such information delivered by the Sellers to Parent which is non-public in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Parent, and in the event of termination of this Agreement for any reason, Parent shall promptly return all non-public documents obtained from the Sellers, and all copies of such documents, to the Sellers.

          .2        Legal Conditions to Merger.  Each of the Sellers,
the  OKIE  Companies, Parent and WOK will take all  reasonable
actions   necessary  to  comply  promptly   with   all   legal
requirements  which may be imposed on itself with  respect  to this  Agreement, including furnishing all information required under  applicable  law to any Governmental  Entity,  and  will promptly cooperate with and furnish information to each  other in  connection with any such requirements imposed upon any  of them  or  any  of  their subsidiaries in connection  with  the
Merger.   Each of the Sellers, the OKIE Companies, Parent  and
WOK will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorizations, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Parent, WOK, the Sellers, any of the OKIE Companies or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

          .3        Expenses.  Whether or not the Merger is consummated,
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and, in connection therewith, each of Parent, WOK, the Sellers and each of the OKIE Companies shall pay, with its own funds and not with funds provided by the other party, any and all property or transfer taxes imposed on such party resulting from the Merger.


          .4        Brokers or Finders.  Except for the fee to be paid
by the Sellers to Swearingen Petroleum Management, Inc., each of Parent, WOK, the Sellers and each of the OKIE Companies represents, as to itself, and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Parent or WOK and the Sellers agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

          .5        Best Efforts.  Subject to the terms and conditions
of this Agreement, each of the parties hereto agrees to use best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Escrow Agreements.

          .6        Tax Treatment.  Parent, WOK, the Sellers and each of
the OKIE Companies each agree to treat the Merger as a reorganization within Section 368(a) of the Code.

          .7        Accounting Treatment.  Parent, WOK, the Sellers and
each of the OKIE Companies each agree to account for the Merger as a "purchase" within the meaning of Opinion 16 of the Accounting Principles Board.

          .8        Parent Registration.  (a) For a period of two years
after the Effective Time, if (but without any obligation to do
so)  Parent proposes to register (including for this  purpose, subject  to  the  provisions of any  agreement  granting  such registration rights, a registration effected by the Parent for shareholders  other  than the Parent)  any  shares  of  Parent
Common  Stock under the Securities Act in connection with  the public  offering of such securities (other than a registration relating solely to the sale of securities to participants in a
Parent stock plan), Parent shall, at such time, promptly  give
the  Sellers  written notice of such registration.   Upon  the
written  request of the Sellers given to Parent within  twenty
(20) days after the giving of the notice referred to in the preceding sentence by Parent, Parent shall, subject to the provisions of Section 8.8(b), cause to be registered under the Securities Act all of the Purchase Shares that the Sellers have requested be registered.

               (a) In connection with any offering involving an underwriting of shares of Parent Common Stock being issued by
Parent  or  sold pursuant to demand rights of another  person,
Parent  shall not be required under Section 8.8(a) to  include any  of  the  Purchase Shares in such underwriting unless  the
Sellers  accept the terms of the underwriting as  agreed  upon between  Parent and such other person, if applicable, and  the underwriters, and then only in such quantity as will  not,  in the  opinion  of the underwriters, jeopardize the  ability  to effectuate such underwriting or adversely affect the price  of securities to be sold thereunder by more than five percent, it being  understood  that if the number of securities  that  the
Sellers  and  other stockholders of Parent, other  than  those exercising  a  demand right, seek to sell in  an  underwriting pursuant  this  Section 8.8 are not to  be  included  in  such underwriting, then the number of securities of the Sellers and
each   such   other  stockholder  to  be  included   in   such
underwriting shall be determined pro rata in proportion to the
respective   quantities  of  securities   specified   in   the
respective   requests   of   the  Sellers   and   such   other
stockholders.

          .9        Corporate Name.  From and after the Effective Time,
Parent will not, and will cause its affiliates not to, adopt, use, register or attempt to obtain rights to the corporate name "OKIE Energy Company", or any corporate, company, trade name, trademark, trade dress, brand mark, brand name, service mark or copyright which is similar in sound or appearance to such name.

          .10       Transfer of Partnership Assets.  Prior to the
Effective Time, all assets held by OKIE Operating Company, Ltd., an Oklahoma limited partnership ("OKIE Limited"), in which OKIE holds a 99% limited partnership interest and in which OKIE Energy Company, an Oklahoma corporation, all of the issued and outstanding shares of which are owned by the Sellers, holds a 1% general partnership interest, shall be transferred to OKIE, such transfer to be duly authorized by all necessary corporate action on the part of each of OKIE and OKIE Energy, and all necessary action on the part of OKIE Limited, and validly carried out in compliance with all applicable laws, and shall provide OKIE with good, legal and valid title to all such assets. Prior to the Effective Time, OKIE Limited shall be dissolved, its affairs wound up and its existence terminated in compliance with all applicable laws, and as of such date OKIE shall have no further interest in or obligations with respect to OKIE Limited.

          .11       Termination of Benefit Plans.  Prior to the
Effective Time, any and all Employee Benefit Plans set forth in Schedule 3.12(a) shall be terminated, such termination to be duly authorized by all necessary corporate action on the part of OKIE and validly carried out in compliance with all applicable laws. Any and all consents necessary in connection with such termination, including the consent of any plan administrator, shall have been obtained, and all employees
covered   by  any  such  plan  shall  be  notified   of   such
termination.   As  of the effective date of such  termination,
OKIE shall have no further interest in or obligations with respect to any such Employee Benefit Plans.

IX

                      CONDITIONS PRECEDENT

          .1        Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of each of the following conditions:

               (a) Regulatory Approvals. Other than the filings provided for by Section 1.2, all authorizations, consents, orders or approvals of , or declarations or filings with, or expirations of waiting periods imposed by, any Governmental
Entity  the  failure  to obtain which would  have  a  Material
Adverse Effect on the Parent or the Surviving Corporation, shall have been filed, occurred or been obtained, and all applicable waiting periods, if any, including extensions thereof, under any applicable law, statute, regulation or rule, shall have expired or been terminated.

               (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other  order issued by any court of competent jurisdiction  or
other   legal   restraint  or  prohibition  (an  "Injunction")
preventing the consummation of the Merger, or materially changing the transactions contemplated hereby, shall be in effect.

               (c) Tax Free Reorganization. Parent shall have received a certificate, in form and substance satisfactory to Parent, as the case may be, from the Sellers, representing that the Sellers have no plan or intention to sell, exchange, or otherwise dispose of (i) shares of Parent Common Stock received in the Merger or (ii) shares of Parent Common Stock held by such shareholder prior to the Effective Time, if any.

               (d) Escrow Agreements. Parent, the Sellers and the Escrow Agent shall have executed and delivered to each other each of the OKIE Escrow Agreement and the Keener Escrow
Agreement, substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2, respectively, and each of the OKIE Escrow Agreement and the Keener Escrow Agreement shall remain in full force and effect.

          .2        Conditions to Obligations of Parent and WOK.  The
obligation of Parent and WOK to effect the Merger is subject to the satisfaction of each of the following conditions unless waived by Parent and WOK:

               (a)       Representations and Warranties.  Except as otherwise
contemplated  by  this  Agreement,  the  representations   and
warranties of the Sellers and each of the OKIE Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the Closing Date as though made on and as of the Closing Date, and Parent and WOK shall have received a certificate signed by the Sellers to such effect.

               (b)       Performance of Obligations of Sellers and OKIE
Companies.   The Sellers and each of the OKIE Companies  shall
have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Parent and WOK shall have received a certificate signed by the Sellers and each of the OKIE Companies to such effect.

               (c) Board Approval. The Board of Directors of Parent shall have approved this Agreement by March 31, 1995.

               (d) Consents Under Agreements. The Sellers and each of the OKIE Companies shall have obtained the consent or approval of  each  person  (other than the Government Entities),  whose consent  or approval shall be required in order to permit  the
Sellers  and  each  of the OKIE Companies  to  consummate  the
transactions    contemplated   hereby   (including,    without
limitation, consents or approvals incident to contracts, franchises, deeds, easements, intangibles and other rights and entitlements necessary for the continued operation of the business of each of the OKIE Companies), except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse
Effect (i) on the Parent or the Surviving Corporation or (ii) upon the consummation of the transactions contemplated hereby.

               (e) Material Adverse Change. Since December 31, 1993, there shall not have been any material adverse change, or changes which in the aggregate are materially adverse, in  the
financial   condition,  assets,  liabilities  (contingent   or
otherwise)   results  of  operations,  business  or   business
prospects of either of the OKIE Companies.

               (f) Satisfactory Investigation. Parent shall have satisfactorily completed its investigation, including a review by  Parent's  independent public accountants, of  the  assets, equipment,  facilities, liabilities (contingent or  otherwise)
financial condition, business and business prospects  of  each of  the  OKIE  Companies in connection with  the  transactions contemplated  hereby and shall have been satisfied  with  such
results.   Parent  shall  have  satisfactorily  completed  its
investigation of any event or condition arising or discovered after the date of this Agreement that, could reasonably be expected to result in a Material Adverse Effect on any of the OKIE Companies.

               (g) Environmental Investigation. Parent shall have completed, to its satisfaction, an environmental inspection of the facilities of each of the OKIE Companies, and Parent shall not have discovered, either in the course of the environmental inspection or at any time prior to the Closing Date, any actual or potential liabilities (contingent or otherwise) relating to environmental matters which could reasonably be expected to result in a Material Adverse Effect on any of the OKIE Companies.

               (h) Schedules. The Sellers shall have provided to Parent the detailed Schedules and other information required by  this  Agreement by March 15, 1995 and the  information  in such Schedules shall not disclose any material adverse change, or  changes since December 31, 1994 which in the aggregate are materially adverse, in the assets, liabilities (contingent  or
otherwise),   financial  condition,  results  of   operations,
business or business prospects of any of the OKIE Companies.

               (i) Corporate Records. The Sellers shall have provided to Parent:

                    (1) A copy of the certificate or articles of incorporation of each of the OKIE Companies, each certified by the Secretary of State or comparable public official of Oklahoma as of a date as near as practicable to the Closing Date;

                    (2) for each of the OKIE Companies (A) a certificate from the Secretary of State or comparable public official of Oklahoma certifying that such company is duly incorporated, validly existing and in good standing as of a date as near as practicable to the Closing Date and (B) a certificate from the Secretary of State or comparable public official of all other jurisdictions in which each such company transacts business certifying that such company is qualified to do business and in good standing as a foreign corporation as of a date as near as practicable to the Closing Date.

                    (3) a copy of the by-laws of each of the OKIE Companies as in effect on the Closing Date, each certified by an officer of such company;

                    (4) the original minute and stock books and corporate seals of, and all books and records relating to the business and operations of, each of the OKIE Companies; and

                    (5) executed resignations of each officer, director and employee of each of the OKIE Companies effective as of the Effective Time.

          .3        Conditions to Obligations of Sellers.  The
obligation of the Sellers and each of the OKIE Companies to effect the Merger is subject to the satisfaction of each of the following conditions unless waived by the Sellers:

               (a)       Representations and Warranties.  Except as otherwise
contemplated  by  this  Agreement,  the  representations   and
warranties of Parent and WOK set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations speak as of an earlier date) and as of the Closing Date as though made on and as of the Closing Date, and the Sellers shall have received a certificate signed on behalf of Parent and WOK by an executive officer of Parent and WOK to such effect.

               (b) Performance of Obligations of Parent and WOK. Parent and WOK shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Sellers shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

               (c) Material Adverse Change. Since September 30, 1993, there shall not have been any material adverse change, or changes which in the aggregate are materially adverse, in  the
financial   condition,  assets,  liabilities  (contingent   or
otherwise)   results  of  operations,  business  or   business
prospects of Parent, WOK and subsidiaries of Parent taken as a whole.

X

                   TERMINATION AND AMENDMENT

          .1        Termination.  At any time prior to the Effective
Time this Agreement may be terminated:

               (a)       by mutual consent of Parent and the Sellers;

               (b) by either Parent or the Sellers if the Merger shall not have been consummated before April 30, 1995, or such later date as may be agreed upon in writing by the parties hereto
(the "Final Termination Date");

               (c) by Parent or WOK, if the Sellers shall breach in any respect any of their representations, warranties, undertakings or agreements hereunder and such breach shall not have been cured in all material respects or waived and the Sellers shall not have provided reasonable assurance that such breach will be cured promptly in all material respects on or before the Final Termination Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the condition contained in Section 9.2(a) or 9.2(b), as applicable, as of the date of such termination;

               (d) by the Sellers, if Parent or WOK shall breach in any respect any of its representations, warranties, undertakings or agreements hereunder and such breach shall not have been cured in all material respects or waived and Parent or WOK shall not have provided reasonable assurance that such breach will be cured promptly in all material respects on or before the Final Termination Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the condition contained in Section 9.3(a) or 9.3(b), as applicable, as of the date of such termination; or

               (e) by either Parent or the Sellers if any permanent Injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable.

          .2        Effect of Termination.  In the event of termination
of  this Agreement by either the Sellers or Parent as provided in  Section  10.1, this Agreement shall forthwith become  void and  there shall be no liability or obligation on the part  of
Parent, WOK, the Sellers or any of the OKIE Companies or their respective  officers or directors, except to the  extent  that such termination results from the breach by a party hereto  of
any   of   its   representations,  warranties,  covenants   or
agreements set forth in this Agreement.

          .3        Amendment.  This Agreement may be amended by the
parties hereto, by action taken or authorized by their respective Boards of Directors (except with respect to the Sellers), at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          .4        Extension; Waiver.  At any time prior to the
Effective Time, the parties hereto, by action duly taken, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

XI

                       GENERAL PROVISIONS

          .1    Further Assurances.  Each party will execute and deliver
all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          .2        Notices.  Any notice or communication required or
permitted hereunder shall be in writing and either delivered personally or telecopied (with confirmation of receipt) or sent by certified or registered mail, postage prepaid, or, if sent by Federal Express or another nationally recognized overnight courier and shall be deemed to be given, dated and received when so delivered personally or telecopied (with confirmation of receipt) if mailed, five business days after the date of mailing or, if sent by Federal Express or another nationally recognized overnight courier, one business day after delivered to said courier and in any such case addressed to the proposed recipient at the following address or telecopy number, or to such other address or addresses as such person may subsequently designate to the other parties hereto by notice given hereunder.

               (a)       if to Parent or WOK, to:

                    IES Industries Inc.
                    200 First Street SE
                    Cedar Rapids, Iowa 52401

                    Telecopy:   (319) 398-4483
                    Telephone:  (319) 348-8125

                         Attention:  Blake O. Fisher, Jr.

                    with a copy to:

                    Whiting Petroleum Corporation
                    Mile High Center
                    1700 Broadway, Suite 2300
                    Denver, Colorado 80209-2301

                    Telecopy:   (303) 861-4023
                    Telephone:  (303) 837-1661

                         Attention:  John R. Hazlett

                    with a copy to:

                    Van Cott, Bagley, Cornwall & McCarthy
                    P. O. Box 45340
                    50 South Main Street, Suite 1600
                    Salt Lake City, Utah 84145

                    Telecopy:   (801) 534-0058
                    Telephone:  (801) 532-3333

                         Attention:  Gregory P. Williams, Esq.

               (b)       if to the Sellers, to:

                    Thomas M. Atkinson
                    715 Mid-Continent Tower
                    Tulsa, Oklahoma  74103

                    Telecopy:   (918) 582-4499
                    Telephone:  (918) 582-2594

                    with a copy to:

                    Wayne E. Swearingen
                    Swearingen Petroleum Management, Inc.
                    2219 Skelly Drive
                    Tulsa, Oklahoma 74105-5913

                    Telecopy:   (918) 743-2332
                    Telephone:   (918) 743-3112

          .3        Interpretation.  When a reference is made in this
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words
"include",  "includes"  or  "including"  are  used   in   this
Agreement,  they shall be deemed to be followed by  the  words
"without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

          .4        Descriptive Headings.  The descriptive headings
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          .5        Counterparts.  This Agreement may be executed in two
or more counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          .6        Entire Agreement.  This Agreement (including the
documents and the instruments referred to herein, including without limitation, the Escrow Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          .7        No Third Party Beneficiaries.  this Agreement
(including the documents and the instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          .8        Governing Law.  This Agreement shall be governed and
construed in accordance with the internal substantive laws of the State of Iowa without regard to any applicable conflicts of law principles.

          .9        Severability.  The invalidity or unenforceability of
any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

          .10   Publicity.  Except as otherwise required by law
       or   the   rules  of  the  NYSE,  so   long   as   this
Agreement is in effect, neither the Sellers, Parent, nor WOK shall, nor shall permit any of its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

          .11   Assignment.  Neither this Agreement nor any of the
rights,  interests or obligations hereunder shall be  assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other
parties,   except  that  Parent  may  assign,  in   its   sole
discretion, any or all rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of
Parent.   Subject  to the preceding sentence,  this  Agreement
will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, heirs and assigns.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                              IES INDUSTRIES INC.


                              By:
                                  Name:   Blake O. Fisher, Jr.
                                  Title:  Executive Vice
                                     President and Chief
                                     Financial Officer


                              WOK ACQUISITION COMPANY


                              By:
                                  Name:   David A. Frawley
                                  Title:  President


                              OKIE ENERGY COMPANY


                              By:
                                  Name:   Thomas M. Atkinson
                                  Title:  President


                              KEENER ENERGY COMPANY


                              By:
                                  Name:   Joan B. Atkinson
                                  Title:  President



                              THOMAS M. ATKINSON



                              JOAN B. ATKINSON